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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116711) and Form S-8 (No. 333-99043) of Cedar Fair, L.P. of our report dated April 5, 2006 relating to the financial statements of CBS Corporation's Paramount Parks, which appears in the Current Report on Form 8-K of Cedar Fair, L.P. dated September 18, 2006.


/s/ PricewaterhouseCoopers LLP

New York, New York
September 18, 2006


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